Calculation of Filing Fee Tables
F-1
IQM Quantum Computers Oyj
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary Shares, no nominal value	457(a)	8,673,339	$ 10.44	$ 90,549,659.16	0.0001381	$ 12,504.91
Fees to be Paid	2	Equity	Ordinary Shares, no nominal value, issuable upon exercise of Private Placement Warrants	Other	3,905,981	$ 14.10	$ 55,074,332.10	0.0001381	$ 7,605.77
Fees to be Paid	3	Equity	Private Placement Warrants	Other	3,905,981	$ 14.10		0.0001381	$ 0.00
Fees to be Paid	4	Equity	Ordinary Shares, no nominal value, issuable upon exercise of Public Warrants	Other	8,624,989	$ 14.10	$ 121,612,344.90	0.0001381	$ 16,794.67
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 267,236,336.16		$ 36,905.35
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 22,150.75
			Net Fee Due:						$ 14,754.60
Offering Note
[1]	(a) Pursuant to Rule 416 under the Securities Act, IQM is also registering an indeterminate number of additional securities that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction. Capitalized terms not otherwise defined herein shall have the meaning given in the Registration Statement on Form F-1 to which this Exhibit 107 corresponds. (b) Consists of (i) 4,298,339 IQM Shares represented by IQM ADSs that were issued to certain PIPE Investors in the PIPE Financing and (ii) 4,375,000 IQM Shares that were issued to RAAQ Insiders at the Closing of the Business Combination in exchange for their Class B Ordinary Shares in RAAQ. (c) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) of the Securities Act. Based on the average of the high and low prices of IQM ADSs on the Nasdaq Stock Market ("Nasdaq") on July 29, 2026.

[2]	(a) Pursuant to Rule 416 under the Securities Act, IQM is also registering an indeterminate number of additional securities that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction. Capitalized terms not otherwise defined herein shall have the meaning given in the Registration Statement on Form F-1 to which this Exhibit 107 corresponds. (b) Calculated in accordance with Rule 457(g) under the Securities Act, based on the current $11.50 exercise price of the Private Placement Warrants.

[3]	(a) Pursuant to Rule 416 under the Securities Act, IQM is also registering an indeterminate number of additional securities that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction. Capitalized terms not otherwise defined herein shall have the meaning given in the Registration Statement on Form F-1 to which this Exhibit 107 corresponds. (b) Represents the sum of (i) $2.60, the average of the high and low prices for the Private Placement Warrants as reported on Nasdaq on July 29, 2026, and (ii) $11.50, the current exercise price of Private Placement Warrants, resulting in a combined maximum offering price per Private Placement Warrants of $14.10. The Private Placement Warrants as well as the maximum number of IQM Shares, including IQM Shares represented by IQM ADSs, issuable upon exercise of the Private Placement Warrants is being simultaneously registered hereunder. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the Private Placement Warrants has been allocated to the underlying IQM Shares and those IQM Shares are included in the registration fee.

[4]	(a) Pursuant to Rule 416 under the Securities Act, IQM is also registering an indeterminate number of additional securities that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction. Capitalized terms not otherwise defined herein shall have the meaning given in the Registration Statement on Form F-1 to which this Exhibit 107 corresponds. (b) Calculated in accordance with Rule 457(g) under the Securities Act, based on the current $11.50 exercise price of the Public Warrants.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	IQM Finland Oy	F-4	333-295867	05/14/2026		$ 22,150.75	Equity	Ordinary Shares issuable upon exercise of Private Placement Warrants	12,530,970	$ 160,396,416.00
Fee Offset Sources		IQM Finland Oy	F-4	333-295867		05/14/2026						$ 22,150.75
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	(a) The Registrant previously paid registration fees under the Registration Statement on Form F-4 (File No. 333-283635) (the "Prior Registration Statement") to register for resale for the offering of certain IQM Warrants, including the Private Placement Warrants and Public Warrants, and the offering deemed to have occurred pursuant to Question 139.01 of the Securities Act Sections Compliance and Disclosure Interpretations with respect to the IQM Shares underlying such warrants, including 14,075,000 IQM Warrants and the deemed offering of the Ordinary Shares issuable upon exercise thereof. (b) The Registrant previously paid registration fees to register 14,075,000 IQM Warrants, including the Private Placement Warrants and Public Warrants, on the Prior Registration Statement and, consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations and pursuant to Rule 457(g) of the Securities Act, the registration fee with respect to such IQM Warrants was allocated to the IQM Shares issuable upon exercise of such IQM Warrants, and those IQM Shares were included in the total registration fee paid in connection with the Prior Registration Statement. Such offering of 14,075,000 IQM Warrants, including the Private Placement Warrants and Public Warrants, and the deemed offering of the shares underlying such warrants correspond to $24,880.10 of the total $57,820.23 fees calculated and paid in connection with the Prior Registration Statement. The Registrant is therefore claiming $22,150.75 as a fee offset related to the 3,905,981 Private Placement Warrants and the 8,624,989 Public Warrants, and the deemed offering of the IQM Shares, including the IQM Shares represented by IQM ADSs, underlying such warrants. None of the issued and outstanding Private Placement Warrants and Public Warrants that were registered on the Prior Registration Statement have been exercised and, consequently, none of the IQM Shares underlying such warrants have been issued or sold under the Prior Registration Statement. The Registrant now intends to register, among others, the issuance and sale of the IQM Shares, including the IQM Shares represented by IQM ADSs, in connection with the exercise of any of the issued and outstanding Private Placement Warrants and Public Warrants under this Registration Statement on Form F-1.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date